Exhibit 99.1

Great Elm Capital Corp. Announces THIRD Quarter 2023 Financial Results

Company to Host Conference Call and Webcast at 8:30 AM ET Today

WALTHAM, Mass., November 2, 2023 – Great Elm Capital Corp. (“we,” “our,” the “Company” or “GECC,”) (NASDAQ: GECC), a business development company, today announced its financial results for the third quarter ended September 30, 2023.

Third Quarter and Other Recent Highlights:

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Net investment income (“NII”) for the quarter ended September 30, 2023 was $3.1 million, or $0.40 per share, as compared to $3.4 million, or $0.44 per share, for the quarter ended June 30, 2023.
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NII was impacted by $0.05 per share of net expenses in the quarter related to the refinancing of the Company’s 6.50% Notes due 2024.
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Third consecutive quarter of NII more than covering the dividend, even after refinancing items.
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Highest cash income quarter in the Company’s history, with only 12% of GECC’s $9.3 million Total Investment Income attributable to PIK and accretion income.
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Net assets increased to $97.9 million, or $12.88 per share, on September 30, 2023, as compared to $92.9 million, or $12.21 per share, on June 30, 2023.
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GECC’s asset coverage ratio improved to 168.4% as of September 30, 2023, as compared to 161.5% as of June 30, 2023, and 165.5% as of September 30, 2022.
▪
Successfully refinanced all $42.8 million of the Company’s 6.50% Notes due June 30, 2024 with $40.0 million of new 8.75% Notes due September 30, 2028 and cash on hand.
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The Board of Directors approved a quarterly dividend of $0.35 per share for the fourth quarter of 2023, equating to a 15.8% annualized yield on the Company’s closing market price on November 1, 2023 of $8.88.

Management Commentary

“We generated yet another quarter of very strong total investment income, with our NII exceeding the quarterly dividend for the third straight quarter. Our NAV continued to grow through harvesting of lower-yielding investments and redeploying the capital into higher-yielding, higher-quality investments,” said Matt Kaplan, GECC’s Chief Executive Officer. “The strategic initiatives taken over the last 18 months, spearheaded by our new management team, have truly transformed Great Elm and strengthened our portfolio. In addition, during the quarter, we contributed our core specialty finance investments into a single, streamlined operating company – Great Elm Specialty Finance – which we believe will further propel the Company’s growth over the long term, creating additional value for our shareholders. In connection with the transaction, Great Elm Specialty Finance welcomed a strategic investor who contributed fresh capital, increasing the platform’s flexibility to scale its operations.”

Financial Highlights – Per Share Data

	Q3/2022	Q4/2022	Q1/2023	Q2/2023	Q3/2023
Earnings Per Share (“EPS”)	$0.18	($0.96)	$1.07	$0.68	$1.02
Net Investment Income (“NII”) Per Share	$0.14	$0.30	$0.37	$0.44	$0.40
Pre-Incentive Net Investment Income Per Share	$0.14	$0.37	$0.47	$0.56	$0.50
Net Realized and Unrealized Gains / (Losses) Per Share	$0.04	($1.26)	$0.70	$0.24	$0.62
Net Asset Value Per Share at Period End	$12.56	$11.16	$11.88	$12.21	$12.88
Distributions Paid / Declared Per Share	$0.45	$0.45	$0.35	$0.35	$0.35

Portfolio and Investment Activity

As of September 30, 2023, GECC held total investments of $235.4 million at fair value, as follows:

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40 debt investments in corporate credit, totaling approximately $168.5 million and representing 71.6% of the fair market value of the Company’s total investments. Secured debt investments comprised a substantial majority of the fair market value of the Company’s debt investments.
•
2 debt investments in specialty finance, totaling approximately $34.6 million and representing 14.7% of the fair market value of the Company’s total investments.
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1 equity investment in a specialty finance company, totaling approximately $17.5 million, representing 7.4% of the fair market value of the Company’s total investments.
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2 dividend paying equity investments, totaling approximately $7.2 million, representing 3.1% of the fair market value of the Company’s total investments.
•
Other equity investments, totaling approximately $7.6 million, representing 3.2% of the fair market value of the Company’s total investments.

As of September 30, 2023, the weighted average current yield on the Company’s debt portfolio was 13.4%. Floating rate instruments comprised approximately 63% of the fair market value of debt investments (comparable to the prior quarter) and the Company’s fixed rate debt investments had a weighted average maturity of 2.8 years.

During the quarter ended September 30, 2023, we deployed approximately $32.6 million into 20 investments(1) at a weighted average current yield of 11.4%.

During the quarter ended September 30, 2023, we monetized, in part or in full, 37 investments for approximately $37.0 million(2), at a weighted average current yield of 11.0%. Monetizations include $23.8 million of mandatory debt paydowns and redemptions at a weighted average current yield of 11.7%. Sales aggregated to $13.2 million at a weighted average current yield of 9.7%.

Financial Review

Total investment income for the quarter ended September 30, 2023 was $9.3 million, or $1.22 per share. Net expenses for the quarter ended September 30, 2023 were approximately $6.2 million, or $0.82 per share.

Net realized and unrealized gains for the quarter ended September 30, 2023 were approximately $4.7 million, or $0.62 per share.

Liquidity and Capital Resources

As of September 30, 2023, cash and money market securities totaled approximately $2.8 million, and availability on the Company’s undrawn revolving line of credit totaled $25.0 million.

As of September 30, 2023, total debt outstanding (par value) was $143.1 million, comprised of 6.75% senior notes due January 2025 (NASDAQ: GECCM), 5.875% senior notes due June 2026 (NASDAQ: GECCO), and 8.75% senior notes due September 2028 (NASDAQ: GECCZ).

Distributions

The Company’s Board of Directors has approved a quarterly cash distribution of $0.35 per share for the quarter ending December 31, 2023. The fourth quarter distribution will be payable on December 29, 2023 to stockholders of record as of December 15, 2023.

The distribution equates to a 15.8% annualized dividend yield on the Company’s closing market price on November 1, 2023 of $8.88 and a 10.9% annualized dividend yield on the Company’s September 30, 2023 NAV of $12.88 per share.

Conference Call and Webcast

GECC will discuss these results in a conference call today at 8:30 a.m. ET.

Conference Call Details

Date/Time: Thursday, November 2, 2023 – 8:30 a.m. ET

Participant Dial-In Numbers:

(United States): 877-407-0789

(International): 201-689-8562

To access the call, please dial-in approximately five minutes before the start time and, when asked, provide the operator with passcode “GECC”. An accompanying slide presentation will be available in pdf format via the “Investor Relations” section of Great Elm Capital Corp.’s website here after the issuance of the earnings release.

Webcast

The call and presentation will also be simultaneously webcast over the internet via the “News & Events” section of GECC’s website or by clicking on the conference call link here.

About Great Elm Capital Corp.

GECC is an externally managed business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, rising interest rates, inflationary pressure, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Endnotes:

(1) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and capitalized PIK income. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

(2) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

Media & Investor Contact:

Investor Relations

investorrelations@greatelmcap.com

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (unaudited)

Dollar amounts in thousands (except per share amounts)

	September 30, 2023	December 31, 2022
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $190,584 and $183,061, respectively)	$187,670	$171,743
Non-affiliated, non-controlled short-term investments, at fair value (amortized cost of $1,035 and $76,140, respectively)	1,035	76,127
Affiliated investments, at fair value (amortized cost of $13,425 and $13,433, respectively)	1,472	1,304
Controlled investments, at fair value (amortized cost of $46,300 and $54,684, respectively)	46,233	51,910
Total investments	236,410	301,084

Cash and cash equivalents	1,780	587
Receivable for investments sold	3,984	396
Interest receivable	2,698	3,090
Dividends receivable	1,099	1,440
Due from portfolio company	47	1
Deferred financing costs	106	226
Prepaid expenses and other assets	207	3,288
Total assets	$246,331	$310,112

Liabilities
Notes payable (including unamortized discount of $3,145 and $2,781, respectively)	$139,965	$143,152
Revolving credit facility	-	10,000
Payable for investments purchased	4,391	70,022
Interest payable	56	42
Accrued incentive fees payable	1,879	565
Due to affiliates	1,206	1,042
Accrued expenses and other liabilities	885	480
Total liabilities	$148,382	$225,303

Commitments and contingencies	$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 7,601,958 shares issued and outstanding and 7,601,958 shares issued and outstanding, respectively)	$76	$76
Additional paid-in capital	284,107	284,107
Accumulated losses	(186,234)	(199,374)
Total net assets	$97,949	$84,809
Total liabilities and net assets	$246,331	$310,112
Net asset value per share	$12.88	$11.16

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Dollar amounts in thousands (except per share amounts)

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2023	2022	2023	2022
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments		$6,357	$4,221	$17,669	$10,496
Non-affiliated, non-controlled investments (PIK)		552	259	1,591	728
Affiliated investments		33	25	95	68
Affiliated investments (PIK)		-	-	-	58
Controlled investments		650	485	1,715	1,415
Controlled investments (PIK)		-	-	233	-
Total interest income		7,592	4,990	21,303	12,765
Dividend income from:
Non-affiliated, non-controlled investments		254	340	899	1,297
Controlled investments		525	400	1,841	2,099
Total dividend income		779	740	2,740	3,396
Other income from:
Non-affiliated, non-controlled investments		905	303	2,620	943
Total other income		905	303	2,620	943
Total investment income		$9,276	$6,033	$26,663	$17,104

Expenses:
Management fees		$899	$804	$2,652	$2,355
Incentive fees		763	-	2,315	-
Administration fees		420	221	1,056	704
Custody fees		19	13	62	41
Directors’ fees		51	49	156	156
Professional services		422	878	1,392	1,669
Interest expense		3,344	2,671	8,934	8,008
Other expenses		267	313	770	698
Total expenses		$6,185	$4,949	$17,337	$13,631
Incentive fee waiver		-	-	-	(4,854)
Net expenses		6,185	4,949	$17,337	$8,777
Net investment income before taxes		$3,091	$1,084	$9,326	$8,327
Excise tax		$39	$22	$67	$123
Net investment income		$3,052	$1,062	$9,259	$8,204

Net realized and unrealized gains (losses):
Net realized gain (loss) on investment transactions from:
Non-affiliated, non-controlled investments		$1,637	$1,171	$4,024	$(17,729)
Affiliated investments		-	-	-	(110,784)
Controlled investments		(3,461)	-	(3,461)	-
Total net realized gain (loss)		(1,824)	1,171	563	(128,513)
Net change in unrealized appreciation (depreciation) on investment transactions from:
Non-affiliated, non-controlled investments		2,581	163	8,416	5,274
Affiliated investments		25	5	177	108,325
Controlled investments		3,926	(1,070)	2,707	(1,586)
Total net change in unrealized appreciation (depreciation)		6,532	(902)	11,300	112,013
Net realized and unrealized gains (losses)		$4,708	$269	$11,863	$(16,500)
Net increase (decrease) in net assets resulting from operations		$7,760	$1,331	$21,122	$(8,296)

Net investment income per share (basic and diluted):	(1)	$0.40	$0.14	$1.22	$1.42
Earnings per share (basic and diluted):	(1)	$1.02	$0.18	$2.77	$(1.43)
Weighted average shares outstanding (basic and diluted):	(1)	7,601,958	7,601,958	7,601,958	5,796,255

(1)
Weighted average shares outstanding and per share amounts have been adjusted for the periods shown to reflect the six-for-one reverse stock split effected on February 28, 2022 on a retroactive basis.